As filed with the Securities and Exchange Commission on July 6, 2001
                                                      Registration No. 333-51628

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                         POST EFFECTIVE Amendment nO. 1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                              iGOHEALTHY.COM, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)

          Colorado                    91-2079221                7375
-----------------------------   ----------------------  ------------------------
(State or other jurisdiction        (IRS Employer        (Primary Standard
  of incorporation)             Identification Number) Industrial Classification
                                                                 Code)

                       11693 San Vicente Blvd., Suite 310
                              Los Angeles, CA 90049
                                 (253) 660-3085
             ------------------------------------------------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                    Farid E. Tannous, Chief Executive Officer
                      Bill Glaser, Chief Operating Officer
                       11693 San Vicente Blvd., Suite 310
                              Los Angeles, CA 90049
                                 (253) 660-3085
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               David M. Loev, Esq.
                               Vanderkam & Sanders
                         440 Louisiana Street, Suite 475
                              Houston, Texas 77002
                                 (713) 547-8900

              Approximate date of commencement of proposed sale to
         the public: As soon as practicable after the effective date of this registration statement.

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If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (Registration No. 333-51628) (the "Registration Statement") of iGoHealthy.com, Inc., a Colorado corporation (the "Company") pursuant to Item 512 of Regulation S-B to remove from registration any of the securities that remained unsold at the end of the offering. The Company's Registration Statement was declared effective on February 16, 2001 for the purpose of registering up to 1,000,000 shares of common stock under the Securities Act of 1933. The Company sold 519,450 shares of common stock pursuant to its Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 480,550 shares which were unsold at the end of the offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, iGoHealthy.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Los Angeles, California on the July 6, 2001.

                                       iGOHEALTHY.COM, INC.

                                   By: /s/ Farid E. Tannous
                                       ------------------------------
                                       Farid E. Tannous
                                       Chief Executive Officer, President,
                                       Principal Financial Officer, Controller,
                                       and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                                      Date
----------                  ---------                                   -------

/s/ Farid E. Tannous    Chief Executive Officer, President
--------------------    Principal Financial Officer, Controller,    July 6, 2001
    Farid E. Tannous    and Director


/s/ Bill Glaser         Chief Operating Officer,
--------------------    Secretary, and Director                     July 6, 2001
    Bill Glaser